                                                                    EXHIBIT 99.3

LETTER TO DTC PARTICIPANTS                                  MORGAN STANLEY & CO.
                                                                 INCORPORATED

                                 $1,950,000,000
                                NEW TENNECO INC.

                              EXCHANGE OFFER

                                    AND

                           CONSENT SOLICITATION

 EACH OF THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, DECEMBER 10, 1996, UNLESS EXTENDED (THE "EXPIRATION TIME") OR EARLIER TERMINATED.

                                                             November [  ], 1996

TO DTC PARTICIPANTS, INCLUDING BROKERS, DEALERS, COMMERCIAL BANKS, TRUST
 COMPANIES AND OTHER NOMINEES:

  We have been appointed by New Tenneco Inc., a Delaware corporation ("New Tenneco"), to act as Dealer Manager in connection with the offers to exchange, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation of New Tenneco dated November [ ], 1996 (the "Prospectus") and in the related Letter of Transmittal and Consent enclosed herewith (the "Letter of Transmittal"), up to $1,950,000,000 aggregate principal amount of newly issued notes and debentures (the "New Securities") for any and all of the $1,950,000,000 aggregate principal amount of certain outstanding notes and debentures issued (the "Old Securities") by Tenneco Inc., a Delaware corporation ("Tenneco"), described herein (each such offer is referred to individually as an "Exchange Offer" and collectively as the "Exchange Offers").

  The following table sets forth the seven series of Old Securities that are subject to the Exchange Offers and indicates the New Securities to be received by the holders of Old Securities upon acceptance for exchange thereof by New Tenneco.

                                                THE EXCHANGING HOLDERS            OUTSTANDING
                                                  WILL RECEIVE $1,000              AGGREGATE
   FOR EACH $1,000 PRINCIPAL AMOUNT      PRINCIPAL AMOUNT OF THE FOLLOWING NEW     PRINCIPAL
   OF THE FOLLOWING OLD SECURITIES:                   SECURITIES:                   AMOUNT
   --------------------------------      -------------------------------------    -----------
 6 1/2% Notes due 2005 of Tenneco      6.70% Notes due 2005 of New Tenneco       $300,000,000
 7 1/4% Debentures due 2025 of Tenneco 7.45% Debentures due 2025 of New Tenneco  $300,000,000
 7 7/8% Notes due 2002 of Tenneco      8.075% Notes due 2002 of New Tenneco      $500,000,000
 8% Notes due 1999 of Tenneco          8.20% Notes due 1999 of New Tenneco       $250,000,000
 9% Debentures due 2012 of Tenneco     9.20% Debentures due 2012 of New Tenneco  $150,000,000
 9 7/8% Notes due 2001 of Tenneco      10.075% Notes due 2001 of New Tenneco     $200,000,000
 10% Debentures due 2008 of Tenneco    10.20% Debentures due 2008 of New Tenneco $250,000,000

  The New Securities will be issued in exchange for the Old Securities (and all accrued and unpaid interest on the Old Securities will be paid in immediately available (same-day) funds) on the first New York Stock Exchange ("NYSE") trading day following the acceptance by New Tenneco of the tenders for exchange of Old Securities (the "Issuance Date") to The Chase Manhattan Bank, as Exchange Agent (the "Exchange Agent"), which will forward such New Securities and accrued interest (if applicable) to exchanging holders of Old Securities on the third NYSE trading day following the applicable Expiration Time (the "Exchange Date").

  For your information and for forwarding to your clients for whom you hold Old Securities registered in your name or in the name of your nominee or who hold Old Securities registered in their own names, we are enclosing the following documents:

    1. The Prospectus;

    2. The Letter of Transmittal to be used by holders of Old Securities to tender their Old Securities and to consent to the Proposed Amendments (as defined in the Prospectus);

    3. A form of letter which may be sent to your clients for whose accounts you hold Old Securities in your name or in the name of your nominee with space provided for obtaining such clients' instructions with regard to the Exchange Offers;

    4. The Notice of Guaranteed Delivery and Consent to be used to accept Exchange Offers if certificates for Old Securities cannot be delivered to the Exchange Agent, or if the procedure for book-entry transfer cannot be completed, at or prior to the Expiration Time;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to the Exchange Agent.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 10, 1996, UNLESS EXTENDED OR EARLIER TERMINATED.

  Holders of Old Securities who desire to accept an Exchange Offer must consent to the Proposed Amendments with respect to such Old Securities. The Proposed Amendments are described in the Prospectus under the caption "The Proposed Amendments."

  CONSUMMATION OF AN EXCHANGE OFFER WITH RESPECT TO ANY SERIES OF OLD SECURITIES IS CONDITIONED UPON, AMONG OTHER THINGS, ACCEPTANCE OF THE EXCHANGE OFFERS AND THE TENDER OFFERS (AS DEFINED IN THE PROSPECTUS) BY HOLDERS OF AT LEAST A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF THE SECURITIES AND OTHER SECURITIES (AS DEFINED IN THE PROSPECTUS) OF ALL SERIES OUTSTANDING UNDER THE OLD INDENTURE (AS DEFINED IN THE PROSPECTUS). NEW TENNECO MAY IN ITS SOLE DISCRETION WAIVE THE MINIMUM TENDER CONDITION (AS DEFINED IN THE PROSPECTUS) WITH RESPECT TO ONE OR MORE SERIES AND ACCEPT ANY OLD SECURITIES TENDERED; PROVIDED THAT THE PROPOSED AMENDMENTS WILL NOT BECOME EFFECTIVE IF NEW TENNECO HAS NOT RECEIVED THE REQUISITE CONSENTS (AS DEFINED IN THE PROSPECTUS).

  In order to take advantage of the Exchange Offers, a duly executed and properly completed Letter of Transmittal and any signature guarantees (or an Agent's Message (as described in the Prospectus)) should be delivered to the Exchange Agent, and certificates representing the tendered Old Securities (or confirmations of book-entry transfer) should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

  Holders of Old Securities whose certificates for such Old Securities are not immediately available, or who cannot deliver their certificates and other required documents to the Exchange Agent or complete the procedure for the book-entry transfer on or prior to the Expiration Date, may nevertheless tender their Old Securities by following the guaranteed delivery procedures specified in the section of the Prospectus captioned "The Exchange Offers--Procedures for Tendering Old Securities and Giving Consents--Guaranteed Delivery Procedures."

  New Tenneco will not pay any fees or commissions to any broker or dealer or other person other than the Dealer Manager, the Information Agent identified in the Prospectus and the Exchange Agent, as described in the Prospectus, in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offers. However, New Tenneco will reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

  New Tenneco will pay or cause to be paid all transfer taxes, if any, with respect to the sale and transfer of any Old Securities to it pursuant to the Exchange Offers, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Questions and requests for assistance or for additional copies of the enclosed materials should be addressed to the Dealer Manager at its address and telephone number set forth on the back cover page of the enclosed Prospectus. Such additional copies will be furnished promptly at New Tenneco's expense.

                                          Very truly yours,

                                            MORGAN STANLEY & CO.
                                                       INCORPORATED

                               ----------------

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO CONSTITUTE YOU OR ANY PERSON THE AGENT OF NEW TENNECO, MORGAN STANLEY & CO. INCORPORATED, THE EXCHANGE AGENT, THE INFORMATION AGENT OR ANY OF THEIR AFFILIATES OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL OR USE ANY DOCUMENTS IN CONNECTION WITH THE EXCHANGE OFFERS OTHER THAN FOR THE PURPOSES DESCRIBED HEREIN.

                                       3